UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015
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CoroWare, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-33231	95-4868120
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 108th Avenue Northeast, Suite 1900
Bellevue, WA 98004
 (Address of principal executive offices)

(800) 641-2676
(Registrant's telephone number, including area code)

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Copies to:

Gary L. Blum, Esq.
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, CA 90010
Phone: (213) 381-7450
Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 2, 2015, the Board of Directors of CoroWare, Inc. ( the “Company”) authorized the repurchase of up to $0.5 million of its common stock, par value $0.0001 per share at a price of up to $0.01 per share (the “Stock Repurchase Program”, “Program” or “Repurchase”). On November 3, 2015, the Company engaged TriPoint Global Equities LLC (“TriPoint Global”) as its agent to execute the Stock Repurchase Program, that complies with the requirements of Rule 10b5-1(c)(1) and Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to the terms of the Stock Repurchase Program, the Repurchase shall commence on the 4th business day of the date of the filing of its periodic report on Form 10-Q for the periods ended September 30, 2015 and 2014 and terminate the earlier of (i) the date that the aggregate repurchase of shares under the Stock Repurchase Program reaches $0.5 million, or (ii) 24th month anniversary of the commencement of the Repurchase.  Notwithstanding the foregoing, the Company shall be entitled to suspend, terminate or extend the Repurchase based on market conditions.

According to the Program, the Company is prohibited from repurchasing any shares under the Program during the periods beginning at close of the market on the 3rd business day prior to the date that its quarterly or annual fiscal financial results are publicly disclosed and Form 10-Q or Form 10-K is filed and ending at the close of business on the 3rd business day following such date. In addition, the Company shall not repurchase, under the Program, any shares of its common stock from any of its officers, directors, or employees or any other affiliate to the Company within the meaning of Rule 144(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COROWARE, INC.

Date: November 4 2015	By:	/s/ Lloyd Spencer
Lloyd Spencer
Chief Executive Officer